As filed with the Securities and Exchange Commission on December 30, 1997
                                                   Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               BEST SOFTWARE, INC.
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               (Exact Name of Issuer as Specified in Its Charter)

         Virginia                                               54-1222526
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

11413 Isaac Newton Square, Reston, Virginia                      20190
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(Address of Principal Executive Offices)                       (Zip Code)

                      Employee Incentive Stock Option Plan
                   Amended and Restated 1992 Stock Option Plan
                        1997 Employee Stock Purchase Plan
                            1997 Stock Incentive Plan
                         1997 Director Stock Option Plan
                    ----------------------------------------
                            (Full Title of the Plans)

                              Timothy A. Davenport
                               Best Software, Inc.
                            11413 Isaac Newton Square
                             Reston, Virginia 20190
                    ----------------------------------------
                     (Name and Address of Agent for Service)
                                 (703) 709-5200
                    ----------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed         Proposed
Title of                                             Maximum          Maximum
Securities                        Amount             Offering         Aggregate         Amount Of
To Be                            To Be               Price            Offering          Registration
Registered                      Registered           Per share        Price             Fee
----------                      ----------           ---------        ---------         ------------
Common Stock,                  2,904,653             $  9.44   (2)     $27,419,924       $8,088.88
no par value                   shares(1)

--------------------

(1) 145,500 shares will be offered by the Registrant pursuant to its Employee Incentive Stock Option Plan, 859,153 shares will be offered by the Registrant pursuant to its Amended and Restated 1992 Stock Option Plan, 250,000 shares will be offered by the Registrant pursuant to its 1997 Employee Stock Purchase Plan, 1,500,000 shares will be offered by the Registrant pursuant to its 1997 Stock Incentive Plan and 150,000 shares will be offered by the Registrant pursuant to its 1997 Director Stock Option Plan. The Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of such Plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low price of the Registrant's Common Stock on the Nasdaq National Market on December 26, 1997.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The information required by Part I of Form S-8 is included in documents sent or given to participants in the Employee Incentive Stock Option Plan, the Amended and Restated 1992 Stock Option Plan, 1997 Employee Stock Purchase Plan, the 1997 Stock Incentive Plan and the 1997 Director Stock Option Plan of Best Software, Inc., a Virginia corporation (the "Registrant"), pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

               The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

               (a) The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

               (c) The description of the Registrant's Common Stock, no par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities

               Not applicable.

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




      Item 5.  Interests of Named Experts and Counsel

                Not applicable.

      Item 6.  Indemnification of Directors and Officers

      Sections 13.1-696 through 13.1-704 (the "Indemnification Statute") of the Virginia Stock Corporation Act, as amended, provide a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. The Indemnification Statute generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all reasonable expenses of any such legal proceeding if he entirely prevails in the defense of such proceeding and (ii) may be indemnified by the corporation for the reasonable expenses, judgments, fines, penalties and amounts paid in settlement of any such proceeding (other than a derivative suit), even if he does not entirely prevail in such proceeding, if (A) he conducted himself in good faith, (B) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, (C) he believed, in all other cases, that his conduct was at least not opposed to the corporation's best interest and (D) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. No indemnification, however, may be made under clause (ii) above if (A) in the case of a derivative suit (a suit brought in the name of the corporation by a shareholder), the director or officer is adjudged liable in such suit, unless a court determines that, despite such adjudication but considering all the relevant circumstances, he is entitled to indemnification, or (B) in the case of a proceeding charging improper personal benefit to him, the director or officer is adjudged liable on the basis that personal benefit was improperly received by him. In any event, in the case of a derivative suit, indemnification is limited to reasonable expenses incurred by the officer or director in connection with the proceeding. The indemnification described in clause (ii) above may be made only upon a determination that indemnification is permissible because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors (or, if such a quorum cannot be obtained, by a committee of two or more disinterested directors), by independent legal counsel, by the shareholders or by a court of competent jurisdiction.

      The Indemnification Statute also provides that any corporation shall have the power to make any further indemnity, including indemnity with respect to a derivative suit, and including the advancement of expenses, to any director, officer, employee or agent that may be authorized by the articles of incorporation or by any by-law made by the shareholders before or after the event, except an indemnity against willful misconduct or a knowing violation of the criminal law.

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



      The indemnification of directors and officers is provided for by Article 5 of the Registrant's Second Amended and Restated Articles of Incorporation, as amended October 17, 1997 (the "Second Amended and Restated Articles of Incorporation") which provides in substance that each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant, unless he engaged in willful misconduct or a knowing violation of the criminal law. The indemnification provided by the Registrant's Second Amended and Restated Articles of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

      Item 7. Exemption from Registration Claimed

               Not applicable.

      Item 8. Exhibits

               The Exhibit Index immediately preceding the exhibits and the exhibits listed thereon are incorporated herein by reference.

      Item 9. Undertakings

               1.  The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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



                     provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 30th day of December, 1997.

                                       BEST SOFTWARE, INC.

                                       By:/s/ Timothy A. Davenport
                                          -------------------------------------
                                          Timothy A. Davenport,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

           We, the undersigned officers and directors of Best Software, Inc., hereby constitute David N. Bosserman and Shelley W. Reback, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Best Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and the requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

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



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                                         Date
              ---------                                       -----                                         ----

   /s/ James F. Petersen
-------------------------                           Chairman of the Board and                          December 30, 1997
James F. Petersen                                   Director


/s/ Timothy A. Davenport
-------------------------                           President and Chief Execu-                         December 30, 1997
Timothy A. Davenport                                tive Officer and Director
                                                    (Principal Executive Officer)
/s/ David N. Bosserman
--------------------------                          Executive Vice President,                          December 30, 1997
David N. Bosserman                                  Chief Financial Officer and
                                                    Treasurer (Principal
                                                    Financial and Accounting
                                                    Officer)
/s/ Herbert R. Brinberg
--------------------------                          Director                                           December 30, 1997
Herbert R. Brinberg

/s/ John H. Martinson
--------------------------                          Director                                           December 30, 1997
John H. Martinson

/s/ Richard Lefebvre
--------------------------                          Director                                           December 30, 1997
Richard Lefebvre

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




                                EXHIBIT INDEX

Exhibit
Number                                              Description
------                                              -----------

 4.1                           Second Amended and Restated Articles of
                               Incorporation, as amended October 17,
                               1997.

 4.2                           Amended and Restated By-Laws of the
                               Registrant (incorporated herein by
                               reference to Exhibit 3.4 to the Registrant's
                               Registration Statement on Form S-1, as
                               amended (File No. 333-33275 (the
                               "Form S-1")).*

 4.3                           Specimen Certificate of Common Stock of
                               the Registrant (incorporated herein by
                               reference to Exhibit 4.1 to the Form S-1).*

5                              Opinion of Hale and Dorr LLP.

23.1                           Consent of Hale and Dorr LLP (included
                               in Exhibit 5).

23.2                           Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature pages of this Registration Statement).

----------------------------
*    Incorporated herein by reference